UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 1, 2020, the board of directors of PG&E Corporation appointed eleven new directors and the board of directors of Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, appointed eight new directors.   Also as previously reported, Jessica L. Denecour, Robert C. Flexon and Michael R. Niggli, who serve on the boards of directors of other entities that are utilities or that potentially do business with the Utility, filed with the Federal Energy Regulatory Commission (“FERC”) a request for waivers to allow them to sit on the board of directors of the Utility, in accordance with section 305 of the Federal Power Act, which, among other things, prohibits persons from concurrently holding positions as director of two or more public utilities or from concurrently holding the positions of director of a public utility and a company supplying electrical equipment to such public utility, unless authorized by FERC.

On October 2, 2020, FERC issued orders relating to the waiver applications, authorizing Ms. Denecour, Mr. Flexon, and Mr. Niggli to serve on the board of directors of the Utility.  On October 28, 2020, the board of directors of the Utility appointed Ms. Denecour, Mr. Flexon, and Mr. Niggli as directors, and also appointed Mr. Flexon to the Audit Committee and Mr. Niggli to the Safety and Nuclear Oversight Committee of the Utility.

As a result of these appointments, with the exception of the Utility Interim President, who is a member of the board of directors of the Utility only, the boards of directors of PG&E Corporation and of the Utility are identical, as required by the Plan of Reorganization of PG&E Corporation and the Utility that became effective on July 1, 2020, and are composed of fourteen and fifteen members, respectively.  In addition, all non-employee members of each of the board of directors of PG&E Corporation and the Utility are independent, as such term is defined in the New York Stock Exchange Listing Standards.  In addition to Ms. Denecour, Mr. Flexon, and Mr. Niggli, the independent members of the board of directors of PG&E Corporation and the Utility are Rajat Bahri, Cheryl F. Campbell, Kerry W. Cooper, Mark E. Ferguson III, William Craig Fugate, Arno L. Harris, Dean L. Seavers, Oluwadara J. Treseder, Benjamin F. Wilson, and John M. Woolard.  As a result, with the exception of each company’s Executive Committee, all standing committees of the boards of directors of PG&E Corporation and the Utility are comprised solely of independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: October 30, 2020	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: October 30, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel and Corporate Secretary